Exhibit 99.1

Citius Pharmaceuticals, Inc. Corporate Presentation Winter 2018 NASDAQ: CTXR

2 Disclaimer This presentation has been prepared by Citius Pharmaceuticals, Inc. (the “Company”) for informational purposes only and not for any other purpose. Nothing contained in this presentation is, or should be construed as, a recommendation, promise or representation by the Company or any director, employee, agent, or adviser of the Company. This presentation does not purport to be all - inclusive or to contain all of the information you may desire. The information contained in this presentation and the comments and remarks of the representatives of the Company made during the presentation to which this presentation relates are integrally related and, as such, are intended to be delivered and understood together. Information provided in this presentation speaks only as of the date hereof. The Company assumes no obligation to update any statement after the date of this presentation as a result of new information, subsequent events or any other circumstances. This presentation also includes express and implied forward - looking statements regarding the current expectations, estimates, o pinions and beliefs of the Company that are not historical facts. Such forward - looking statements may be identified by words such as “beli eves”, “expects”, “endeavors”, “anticipates”, “intends”, “plans”, “estimates”, “projects”, “should” “objective” and variations of such words a nd similar words. The accuracy of such statements is dependent upon future events, and involves known and unknown risks, uncertainties and other f act ors beyond the Company’s control that may cause actual results to differ materially from what is presented herein. Investors are stron gly encouraged to carefully review the Company’s SEC filings for a listing of the risks that could cause actual results to differ from these for ward looking statements. These forward - looking statements speak only as of the date of this presentation and should not be construed as stat ements of facts.

3 Investment Opportunity Olympic Motto: “ Citius , Altius, Fortius ” (Faster, Higher, Stronger) € Pipeline portfolio of later stage drugs that address unmet medical needs • Lead product used in serious infections is now in clinical trials (phase 3) • Low development risk … planned 505(b)2 regulatory pathway • Anticipated quick market acceptance (effective, safe and cost - saving/effective solutions) € Successful management team with extensive experience • Approximately $23 million invested privately by founders and $14 million by the public € Multiple near - term milestones and catalysts

4 Unique Pipeline in Progressive Stages € Phase 3: Mino - Lok® • Lead product (Mino - Lok) is a unique antibiotic lock therapy that salvages central lines in bacteremic patients. We estimate the market to be >$1 billion worldwide. € Prep for Phase 2b: CITI - 002 (Halo - Lido) • Early version (with hydrocortisone) completed Phase 2a. New formulation (with halobetasol ) reformulated requires animal tox study prior to phase 2b trial. Would be the only FDA approved Rx therapy for hemorrhoids. We estimate the dollar market to be >$1 billion in US. € Targeted Acquisitions • Business development activity focused on 505(b)2 products with unique attractive indications.

5 Citius Development Strategy Objectives € Identify drug candidates that can be developed within a 3 - 4 year time horizon with low development risk. € Develop products for unique, attractive indications (unmet need/few competitors) € Ensure intellectual property protection for 10 years € Focus on therapeutic areas that are highly influenced by small group of key opinion leaders (KOLs) € Provide cost - effective or cost - saving therapies

Minocycline/EDTA/Ethanol Antibiotic Lock Therapy for Salvaging Catheters That Cause Bloodstream Infections Mino - Lok®

7 Central Venous Catheters Central Venous Catheters (CVCs), Peripherally Inserted Central Catheter (PICCs), and Hemodialysis Central Venous Catheter PICC Hemodialysis

8 Pathogenesis of CRBSI Safdar N, Maki DG. The pathogenesis of catheter - related bloodstream infection with noncuffed short - term central venous catheters. Int Care Med . 2004;30:62 - 67. Endogenous: Skin flora Extrinsic: HCW hands; Contaminated field Endogenous: Skin flora Extrinsic: HCW hands From distant Infection (<10%)

9 Bioﬁlm Formation Protects Colonies • Pathogens attach to the surface of the lumen in a central venous catheter and form colonies. • Colonies grow and exude a fibrous glycocalyx that protects the organisms from antibiotics, even when shown to be sensitive in vitro Micrograph of Biofilm in Central Venous Catheter

Biofilm Visualizations Post - Removal 10 Glycocalyx under Microscope CVC Dissections Post - Removal

11 The Problem : Removing and Replacing an Infected Catheter in CRBSI is Risky and Costly The Solution : Mino - Lok® to Sterilize and Salvage the Catheter • Central venous catheters (CVCs) are life - saving vascular access ports for patients requiring long term intravenous therapy. • Of the 7,000,000 CVCs used annually in US, up to 472,000 become infected leading to serious, life threatening infections called CRBSI/CLABSI. • These infections are associated with 12 - 25% mortality and morbidity, prolonging hospital stay and increasing the cost of care significantly. • Current SOC is to remove and replace the CVC while treating the patient for their blood stream infection with systemic antibiotic(s). • The removal and replacement of the CVC is a risky and costly procedure. • Mino - Lok is the first therapy under investigation that can be used to sterilize and salvage the infected CVC avoiding the complications, discomfort and costs of removal and replacement. • There are no lock solutions under development for treating and salvaging infected CVCs.

CURRENT IDSA GUIDELINES

Long-term central venous catheter (CVC) – or port (P) – related bacteremia or fungemia

Complicated

- **Tunnel infection, port abscess**
  - **Remove** CVC/P & treat with antibiotics for 7-10 days
- **Septic thrombosis, endocarditis, osteomyelitis**
  - **Remove** CVC/P & treat with antibiotics for 4-6 weeks; 6-8 weeks for osteomyelitis in adults

Uncomplicated

- **Coagulase-negative staphylococcus**
  - May retain CVC/P & use systemic antibiotics for 10-14 days + antibiotic lock therapy for 10-14 days.
  - **Remove** CVC/P if there is clinical deterioration persisting or relapsing bacteremia.
- **Staphylococcus aureus**
  - **Remove** the infected catheter and then treat with 4-6 weeks of antimicrobial therapy unless the patient has exceptions listed in Recommendation 80.
- **Enterococcus**
  - May retain CVC/P & use systemic antibiotic for 7-14 days + antibiotic lock therapy for 7-14 days.
  - **Remove** CVC/P if there is clinical deterioration persisting or relapsing bacteremia.
- **Gram-negative bacilli**
  - **Remove** CVC/P & treat for 7-14 days for CVC/P salvage, use systemic & antibiotic lock therapy for 10-14 days; if no response, remove CVC/P, rule out endocarditis or suppurative thrombophlebitis, and if not present treat with antibiotic for 10-14 days.
- **Candida spp.**
  - **Remove** CVC/P & treat with antifungal therapy for 14 days after the first negative blood culture.

Mermel L A et al. Clin Infect Dis. 2009:49:2-45

12

13 Current Standard of Care Remove & Replace: Risky, Discomforting, and Costly

CVC Insertion Complications

Complications include infection, thrombosis, occlusion, and mechanical complications.

- ✓ Infectious complications are reported to occur in 5% to 26% of patients;
- ✓ Mechanical complications in 5% to 19%; and,
- ✓ Thrombotic complications in 2% to 26% (1,2).

Mechanical complications associated with the insertion of CVCs include arterial puncture, hematoma, hemothorax, pneumothorax, arterial-venous fistula, venous air embolism, nerve injury, thoracic duct injury (left side only), intraluminal dissection, and puncture of the aorta (3).

Catheter removal and reinsertion causes physical and psychological symptoms in 57% to 67% of patients, respectively (4).



Sources (NCBI: Annals of Translational Medicine):
1. McGee DC, Gould MK.. Preventing complications of central venous catheterization. N Engl J Med 2003;348:1123-33.
2. Merrer J, De Jonghe B, Golliot F, et al. Complications of femoral and subclavian venous catheterization in critically ill patients: a randomized controlled trial. JAMA 2001;286:700-7.
3. Polderman KH, Girbes AJ.. Central venous catheter use. Part 1: mechanical complications. Intensive Care Med 2002;28:1-17.
4. Chaftari, AM et al,. Unnecessary Removal of CVCs in Cancer Patients with CRBSI: Impact on Symptom Burden. Poster presentation at ID Week 2017, Infectious Diseases Society of America (IDSA)Oct 04 - 08, 2017

14

15 Locking a Central Venous Line with Mino - Lok® Locking a Catheter is a Standard Operating Procedure 1. Using Mino - Lok does not require any novel methodologies. 2. Any RN or LPN or Technician can perform the procedure. 3. There is no change in normal workflow and does not require exceptional training. 4. The patient does not experience any sensations similar to the threading of a central line through a vein or artery. 5. The procedure does not require any change to the tunneling or change in placement of the central line. 6. No anesthesia (general or local) is needed. 7. Standard sterile techniques still apply. *Mino - Lok™ is not flushed into the venous system.

16

17 Phase 2b Trial Results Parameter Mino - Lok Arm N ( % ) Control Arm N ( % ) Patients 30 (100%) 60 (100%) Cancer Type - Hematologic 20 (67) 48 (80) - Solid tumor 10 (33) 12 (20) ICU Admission 4 (13) 4 (7) Mech. Ventilator 3 (10) 0 (0) Bacteremia - Gram+ 17 (57)* 32 (53) - Gram - 14 (47)* 28 (47) Neutropenia (<500 ) 19 (63) 36 (60) Microbiologic Eradication 30 (100) 60 (100) - Relapse 0 (0) 3 (5) Complications 0 (0) 8 (13) SAEs related to R&R 0 (0) 6 (10) Overall Complication Rate 0 (0%) 11** (18%) *1 polymicrobial patient had a Gram+ and a Gram – organism cultured ** 6 patients had >1 complication

18

19 Ex - US Pilot Trial Results Parameter Mino - Lok Arm N (%) Control Arm N (%) Patients 20 (100%) 24 (100%) Lebanon (American University of Beirut) 9 (45) 10 (42) Brazil (Albert Einstein, Sao Paolo) 9 (45) 10 (42) Japan (St. Lukes International, Tokyo) 2 (45) 4 (17) Cancer Type - Hematologic 17/18 (94) 13/17 (76) - Solid tumor 1/18 (6) 4/17 (24) Bacteremia - Gram+ 10 (50) 15 (63) - Gram - 10 (50) 9 (37) Neutropenia (<500 ) 6 (30) 8/23 (35) Microbiologic Eradication (96 hours) 19* (95)* 20 (83) Days salvaged and retained 21 (range: 7 - 51) 2 (range: 0 - 8) * One failure was due to a highly resistant Burkholderia cepacia that was resistant to meropenem, cefazolin, cefepime, linezolid, and SMX - TMP systemic therapy.

20 Active Arm (n=350) Mino - Lok™ Solution + CVC Salvage + SOC IV Antibiotics for All organisms Control Arm (n=350) Antibiotic Lock + SOC IV Antibiotics for All Organisms [including S.aureus (incl. MRSA ), Gram - , Candida] Patients with CRBSI/CLABSI (n=700) R Mino - Lok® Phase 3 Study Design Multi - center, randomized, open label, blinded assessor, active control superiority study Primary End Point: Proportion of ITT Patients who have Overall Success at TOC week (8) Interim Analysis to be Performed at 50% and 75% Completion.

Mino - Lok Phase 3 Outcome Measures Primary Outcome Measures : • Proportion of subjects deemed successfully treated at the end of the study period [ Time Frame: 8 weeks ] • Success is defined as any subject who demonstrates eradication of the pathogen, stabilization or improvement in signs and symptoms of the infection, catheter salvage, AND survival at termination of the study. Secondary Outcome Measures : • Proportion of subjects with a response of Clinical Cure at End of Treatment. [ Time Frame: 8 weeks ] • Clinical Cure is defined as the absence of baseline CRBSI/CLABSI signs/symptoms or, in the Investigator's opinion, improvement of signs/symptoms such that no additional therapy is necessary. • Proportion of subjects in the MITT and CE Populations with a response of microbiological eradication. [ Time Frame: 8 weeks ] • Microbiological Eradication is the demonstration that the bacterial pathogen(s) found at baseline is absent with repeat blood culture. • All - cause mortality [ Time Frame: 14 Days ] • Death within 14 days of randomization • All - cause mortality [ Time Frame: 28 Days ] • Death within 28 days of randomization • Number of Participants With Abnormal Laboratory Values and/or Adverse Events That Are Related to Treatment [ Time Frame: 8 Weeks ] • Safety and tolerability profile of subjects as assessed by adverse events, serious adverse events (SAEs), vital signs, clinic al laboratory evaluations, and physical examinations. 21

Mino-Lok® Development Plan (as of 12/2018)


2014
2015
2016
2017
2018
2019
2020
Q1 Q2 Q3 Q4
Phase 2 Clinical Study
Phase 3 Clinical Study
First Patient In
Interim Analysis
Chemistry and Manufacturing Control (CMC) Development
Registration Manufacturing
2nd Registration Study (if needed)
FDA EOP2 Meeting
FDA CMC Meeting
FDA Interim Mtg.
FDA Review Mtg.
NDA Submission
NDA Approval

22

Intellectual Property

Mino-Lok™ is supported by a robust intellectual property portfolio Composition of Matter patent that provides protection until June 7, 2024. Formulation Patent has received Notice of Allowance and will add protection through 2036.

Creators	Description of Patent	All U.S. and Foreign Patent Applications / Patent Numbers
Issam Raad, M.D. et al	Antimicrobials in Combination with Chelators and Ethanol for the Rapid Eradication of Micro-organisms Embedded in Biofilm (Composition of Matter)	• U.S. Patent No.: 7,601,731; • EP Ser. No.: 04754538.9; • CA Ser. No.: 2,528,522;
Issam Raad, M.D. Joel Rosenblatt, Ph.D. et al	Antimicrobial Catheter Lock / Flush Solutions with Enhanced Stability (Formulation)	• Pub.No.: US 2017/051373 A1 • Global IP: UTFC.P1283WO

U.S. Patent No. 7,601,731 (Composition of Matter) was filed on June 7, 2004 priority date of Provisional Application No. 60/476,555 of June 6, 2003 and issued on October 13, 2009. The expiration date is **June 7, 2024**.

U.S. Patent No. 10,086,114 (Formulation/Enhanced Stability) was filed on November 4, 2016 and issued on Oct. 2, 2018. The expiration date is **November 4, 2036.**

Patent applications for Global IP filed on June 12, 2018 incl. Canada, China, Japan, Korea, European Patent Office.

23

24 Regulatory Protection Qualified Infectious Disease Product (QIDP) x Eligibility for Fast Track Status, enables frequent communication and collaboration with FDA; x Priority Review, reduces the NDA review time from 12 to 6 months; and, x Market Exclusivity, grants an additional 5 years of market exclusivity at NDA, combined with Hatch - Waxman. Fast Track Granted (October 2017) x Fast Track expedites review of drugs which treat a serious or life - threatening condition and fills an unmet medical need. • More frequent meetings with FDA to discuss the development plan and ensure collection of appropriated data needed to support approval; • More frequent correspondence with FDA about the design of the clinical trials; • Priority review to shorten the review process from 10 - 12 months to 6 months; and, • Rolling review which allows for completed sections of the New Drug Application (NDA) to be submitted and reviewed by FDA rather than waiting until the entire application is compiled and submitted for review.

25 Competitive Landscape Company/Source Product/Components Status Features/Weaknesses CorMedix Neutrolin ® taurolidine, citrate, heparin Phase III trial in Prevention in HD; Available in Europe (CE Mark) Prevention only Anti - infective only being used in prophylaxis No company has United States regulatory approval . CorMedix is focused on development of lock solutions for the prevention of CRBSI in hemodialysis (HD) patients . There are no lock solutions in development for treating CRBSI patients and salvaging indwelling, infected CVCs . The current standard - of - care is to treat the bacteremia while removing and replacing the CVC usually in a new vascular access site . There are no products being developed for treatment of infected central venous lines.

26 Mino - Lok® (minocycline/disodium EDTA/ethyl alcohol) x Treats catheter - related blood stream infections (CRBSIs). x Penetrates biofilm, eradicates bacteria and salvages infected, indwelling vascular catheters while providing anti - clotting properties. x Preserves central venous access in patients highly dependent on central lines and avoids the serious and expensive complications and morbidities associated with catheter removal and reinsertion. x Expected to be indicated as adjunctive therapy for the treatment of Catheter - Related Blood Stream Infections (CRBSI) in combination with appropriate systemic antibiotic(s). x Will have worldwide rights with appx. 10 years of exclusivity at time of launch. A major step forward in addressing a serious unmet medical need.

Halobetasol /Lidocaine Prescription Strength Topical for Symptomatic Hemorrhoid Treatment CITI - 002

28 CITI - 002 ( halobetasol + lidocaine) Citius’ product candidate is expected to be the first FDA - approved prescription product to treat hemorrhoids in the US OTC Products are the Mainstay for Treatment of Grade I and II • Up to 5% of the U.S. population suffers from hemorrhoids, but there are no FDA - approved prescription products on the market • Over 10 million patients admit to symptoms of hemorrhoidal disease and one - third of them seek physician treatment • OTC hemorrhoid product sales are approximately 20 million units annually Existing Rx Treatments: “Grandfathered Products” • Several DESI topical cream formulations containing hydrocortisone and lidocaine are commonly prescribed to treat grade I and II hemorrhoids, but none are FDA - approved • In 2011, more than 4 million prescriptions were written in the U.S. for hemorrhoidal medications • Other topical DESI products for hemorrhoids contain hydrocortisone and pramoxine and have annual sales in excess of $80 million Commonly Used OTC Treatments Prescription, Non - approved Treatments

29 Phase 2a Trial Results - Hydrocortisone/Lidocaine (CITI - 001) In a randomized, double blind study of topical formulations of vehicle and various strengths of components (cream, hydrocortisone, and lidocaine), CITI - 001 showed directional improvement over its components and vehicle*. This study measured improvement in Global Score of Disease Severity from a baseline (2 levels of improvement) Data suggest that CITI - 001 may show quicker and better relief than any of its components in global improvement. Data also suggested that an increase in corticosteroid potency could show greater improvement. 39.10% 56.50% 69.60% 18.50% 37% 40.70% 30.40% 39.10% 69.60% 24.10% 44.80% 55.20% 0% 10% 20% 30% 40% 50% 60% 70% 80% Day 3 Day 8 Day 15 Hydro-Lido 3% Hydro 5% Lido Vehicle Improvement in Global Severity * Study was not powered to show statistical significance; its purpose was to inform future study design.

30 Phase 2a Trial Results - Positive Directional Improvement Faster Relief at Day 2 * Pruritus Hydro - Lido achieved 88.9% relief at Day 2 compared to any of its components Pain and Discomfort Hydro - Lido achieved 85.7% relief of pain and discomfort at Day 2 compared to any of its components 88.90% 54.50% 77.80% 33.30% Hydro-Lido 3% Hydro 5% Lido Vehicle Day 2 Relief (Pruritus) 85.70% 50.00% 50.00% 50.00% Hydro-Lido 3% Hydro 5% Lido Vehicle Day 2 Relief (Pain and Discomfort) * Study was not powered to show statistical significance; its purpose was to inform future study design.

3 1 Financial Summary Current Cap Table Sha r es % of Fully Diluted Basic Shares Outstanding 1 7,798,791 48.9 % Warrants 15,193,241 45.9 % Options 1,606,034 4.9 % Unit Purchase Options 100 , 667 0. 3 % Fully Diluted Shares Outstanding 33,098,733 100% Principal Insider and Former Insider Shareholders (1) (101 Holders of Record) Leonard Mazur ( 50.3%) Myron Holubiak ( 11.5% ) Reinier Beeuwkes, PhD ( 3 . 4% ) Geoffrey Clark ( 3 . 4% ) Stock Price Current Price ( 12 / 10 /18 ) $ 1 . 09 52 Week High $3.39 52 Week Low $1. 09 CT XR (1) Beneficial stock ownership as calculated under rules of the Securities Exchange Commission.

Management Team Executives, Directors, & Board Members

33 Citius Management Team (Leadership) Leonard Mazur, Director and Chairman of the Board Mr . Mazur is a highly accomplished entrepreneur and pharmaceutical industry executive with notable accomplishments in founding, building and creating value and returns for the investors . He has been instrumental in launching many brands which have been at the forefront in their respective categories . Mr . Mazur is a founder/co - founder of the following companies : Genesis, Triax , Akrimax, and Rouses Point Pharmaceuticals . He has previously served in Executive Management positions at Medicis Pharmaceuticals, ICN Pharmaceuticals, Knoll Pharma ( divison of BASF) and Cooper Laboratories . Mr . Mazur is a member of the Board of Trustees of Manor College and is a recipient of the Ellis Island Medal of Honor . Mr . Mazur received both his BA and MBA from Temple University and has served in the U . S . Marine Corps Reserves . Myron Holubiak, President & CEO and Director Mr . Holubiak has extensive experience in managing and leading both large and emerging pharmaceutical and life sciences companies . He is Co - founder, Director and CEO of Leonard Meron Biosciences, Inc . , and served as CEO until the merger with Citius Pharmaceuticals, Inc . in March 2016 , and then assuming the CEO role for the merged entity, Citius Pharmaceuticals, Inc .. He is the former President of Roche Laboratories, Inc . , a major research based pharmaceutical company . During his tenure as President of Roche, Holubiak transformed Roche Labs into a leading antibiotic and biotechnology company . He was also founder of Emron , Inc . , a pioneering health economics and managed care consulting company, and helped to create the Academy of Managed Care Pharmacy (AMCP) . He is a former director and past Chairman of Bioscrip , Inc . , a national home infusion services provider . He is currently a director of bioAffinity , Inc . , and Assembly Biosciences, Inc . He received a BS in the double majors of Molecular Biology and Biophysics with post - graduate work in Biophysics from the U of Pittsburgh ; he received advanced business training from the Harvard Business School, the Amos Tuck School at Dartmouth, and the University of London ; and, advanced training in health economics from the University of York’s Centre for Health Economics .

34 Citius Management Team Jaime Bartushak, CFO Mr . Bartushak is an experienced finance professional for early stage pharmaceutical companies, and has over 20 years of corporate finance, business development, restructuring, and strategic planning experience . Most recently in 2014 , Mr . Bartushak helped lead the sale of PreCision Dermatology to Valeant Pharmaceuticals . Mr . Bartushak is also one of the founders of Leonard - Meron Biosciences and was instrumental in their startup as well as obtaining initial investment capital . Gary F. Talarico, EVP, Operations Mr . Talarico is highly experienced in leading commercial activities for a number of start up companies and corporate expansions . He has directed all of the commercial disciplines including marketing, sales, operations, training, trade and managed markets, and KOL development . Most recently he was partner and Executive Vice President of Leonard Meron Biosciences, and was instrumental in acquiring its lead product . Previously, Mr . Talarico served as Senior Vice President of Triax Pharmaceuticals from its founding to the sale of its assets . Mr . Talarico was also a founder and Executive Vice President of Sales and Marketing for Reliant Pharmaceuticals . Before Reliant, he was Executive Vice President of Business Development for Ventiv Health . Mr . Talarico is a graduate of Lewis University .

35 Citius Management Team Alan Lader, Ph . D . , VP, Clinical Operations Dr . Lader has over 25 years of experience in medical research . Prior to joining Citius, Dr . Lader was the Director of Clinical Operations for Ischemix , Inc . Dr . Lader was an Instructor in Medicine at Harvard Medical School and Brigham and Women’s Hospital where he taught Integrated Human Physiology, and was Principal Investigator for NIH funded studies in mechanisms of lung cancer metastasis . Dr . Lader has authored over 20 publications in peer reviewed journals and has presented more than 20 abstracts in scientific meetings . He received his Ph . D . from University of South Carolina School of Medicine . He received an MS degree from Rensselaer Polytechnic Institute in Biomedical Engineering and a BS degree in Bioengineering from Syracuse University . Andrew Scott, VP, Corporate Development Mr. Scott has 25 years of transactional experience in strategic planning, product identification, asset acquisition and capital markets services. Mr. Scott was an investment banker at Bear Stearns and focused on the life sciences sector before transitioning to the specialty pharma world. Mr. Scott has licensed over 12 technologies, provided capital raising services, restructurings and advised on M&A transactions. He is actively identifying and speaking with key opinion leaders in various therapeutic areas.

36 Citius Board of Directors Dr. William Kane, Director Dr. Kane has served as a Clinical Professor at Duke University Medical Center since 2003. From 2006 to 2009, he served as the Chief Executive Officer of RadarFind Corporation, and from 2002 to 2003, he served as the Interim Chief Medical Officer of Mercy Fitzgerald Hospital. Dr. Kane is currently the chair of the board of directors of Research Triangle Park and was a past member of the board of directors of Pisacano Leadership Foundation and Make - A - Wish Foundation. In addition, he previously served on the Management Advisory Committee of Cornucopia House Cancer Support Center. Dr. Kane received his B.S. in Biology from the University of Scranton and his M.D. with Honors from the Temple University School of Medicine. Howard Safir , Lead Independent Director Mr. Safir has served as a director since April 2014. He previously served as Chairman and Chief Executive Officer of VRI Technologies LLC, a security consulting and law enforcement integrator. From 2001 until 2010, Mr. Safir served as the Chairman and Chief Executive Officer of SafirRosetti , a provider of security and investigation services and a wholly - owned subsidiary of Global Options Group Inc. Mr. Safir currently serves as a director of Implant Sciences Corporation, an explosives device detection company, and LexisNexis Special Services, Inc., a leading provider of information and technology solutions to governments, as well as Verint Systems Inc. During his career, Mr. Safir served as the 39th Police Commissioner of the City of New York, as Associate Director for Operations, U.S. Marshals Service and as Assistant Director of the Drug Enforcement Administration.

37 Citius Board of Directors Suren Dutia, Director Mr. Dutia is a seasoned executive in the healthcare and medical device space. Mr. Dutia has served as Senior Fellow of the Ewing Mario Kauffman Foundation since March 2011 and as Senior Fellow of Skandalaris Center for Entrepreneurial Studies at Washington University, St. Louis since 2013. He has served as a member of the Advisory Board of Center for Digital Transformation, University of California, Irvine since May 2012 and as chairman of the board of directors of AccelPath , LLC since October 2009. Mr. Dutia received his B.S. and M.S. degrees in chemical engineering and B.A. in political science from Washington University, St. Louis. In addition, he obtained an M.B.A. from University of Dallas. Carol Webb, Director From 2000 to 2005, Ms. Webb served as Company Group Chairman of Johnson & Johnson, and from 1987 to 2000 she served in capacities including President, Vice President, Executive Director, Product Management and Senior Product Director of Ortho Biotech. Ms. Webb has worked in various positions at Roche Laboratories from 1972 to 1983. Ms. Webb has extensive experience in the oncology supportive care space and was responsible for the successful development and launch of several successful products, including PROCRIT® ( epoetin alfa). Ms. Webb received her B.S. in Biology from Bowling Green State University. Eugene Holuka, M.D., Director Dr. Eugene Holuka, M.D. is a Diplomate of the American Board of Internal Medicine and Medical Director of the Bay Street Health Care Center. Dr. Holuka is an Adjunct Clinical Professor at the Touro College of Osteopathy, and an attending physician at the Staten Island University Hospital.

38 Citius Scientific Advisory Board Dr. Issam Raad , M.D. Dr. Issam Raad , M.D. is Chair of MD Anderson Cancer Center’s Department of Infectious Diseases and the Endowed Distinguished Professor of Medicine. Dr. Raad is the author of the underlying patents for Mino - Lok. Dr. Raad’s innovations in prevention of bloodstream infections have been endorsed at the highest level (Category 1A) by the Center for Disease Control (CDC). He has been widely hon ored for creative research, compassionate patient care as well as outstanding mentorship and education. In 2015, Dr. Raad received the 2015 SHEA Mentor Scholar Award in recognition of his distinguished record in mentoring, over the last two decades, fellows and jun ior faculty, most of whom have assumed leadership positions as heads of infection control and prevention programs. In 2014, Dr. Raad received the Outstanding “Gerald Bodey Distinguished Professor” Award to honor his accomplishments in advancing the field of Infections in Cancer . Dr. Mark Rupp, M.D. Dr. Mark Rupp, M.D. is a Professor and Chief of the Division of Infectious Diseases in the Department of Internal Medicine at th e University of Nebraska Medical Center. He is a Past - President of SHEA and is a past - president of ASM Division L (Infection Control/Hospital Epidemiology). Dr Rupp has served as a consultant for the Food and Drug Administration as well as the Centers for Disease Control and Prevention, NIH, and VA. Leonard A. Mermel , D.O. Dr. Mermel DO, ScM , AM (Hon), FACP, FIDSA, FSHEA is Professor of Medicine, Warren Alpert Medical School of Brown University, Adjunct Clinical Professor, University of Rhode Island College of Pharmacy and Medical Director, Dept. of Epidemiology & Infe cti on Control, Rhode Island Hospital. Dr. Mermel was a Technical Expert Panel Member of the Medicare Patient Safety Monitoring System, US Dept. of Health and Human Services. He was the 2005 President of the Society for Healthcare Epidemiology of America (SHEA) a nd the 2014 SHEA Mentor Scholar Award recipient which honors individuals who are recognized for their dedication and excellence in mentoring trainees in infection prevention and control. Dr. Mermel has co - authored US guidelines dealing with prevention and management of intravascular catheter infections and he has authored or co - authored over 300 articles, textbook chapters, and abstracts dealing with infection control and infectious diseases.

39 Summary € Addressing attractive diversified multi - billion dollar opportunities – Adjunctive Cancer Care/Infectious Disease, Gastrointestinal Disease € Portfolio addressing recognized unmet medical needs with cost - saving or cost - effective solutions with low risk development pathways € Multiple staged near - term milestones € Highly experienced and successful Management Team, Board of Directors, and Scientific Advisory Board

40 Corporate Profile Citius Pharmaceuticals, Inc. 11 Commerce Drive First Floor Cranford, NJ 07016 908 - 967 - 6767 www.citiuspharma.com IRTH Communications Robert Haag, Managing Director 866 - 976 - 4784 CTXR@irthcommunications.com Media and Investor Relations